Exhibit 16.1

Members of: WSCPA AICPA PCPS 802 N Washington PO Box 2163 Spokane, Washington 99210-2163 P 509-624-9223 TF 1-877-264-0485 mail@fruci.com www.fruci.com

October 17, 2025

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Commissioners:

We have read Item 4.01 of Guru App Factory Corp.’s Form 8-K dated October 17, 2025, and we agree with the statements set forth in Item 4.01, insofar as they relate to our firm. We have no basis to agree or disagree with other statements made by the registrant contained in Item 4.01.

Very truly yours,

Fruci & Associates II, PLLC